Exhibit 10.30

SUBSCRIPTION ESCROW AGREEMENT

By and Among

INTERNATIONAL STEM CELL CORPORATION,

CRT CAPITAL GROUP LLC

And

THE BANK OF NEW YORK MELLON

Dated as of November 30, 2012

ACCOUNT NUMBER: [To be assigned by the Escrow Agent]

SHORT TITLE OF ACCOUNT: “PROJECT STEM ESCROW ACCOUNT”

SUBSCRIPTION ESCROW AGREEMENT

Subscription Escrow Agreement (the “Agreement”), dated as of November 30, 2012, by and among International Stem Cell Corporation, a Delaware corporation, with its principal office at 5950 Priestly Drive, Carlsbad, California 92008 (the “Company”), CRT Capital Group LLC, a Delaware limited liability company, with its principal office at 262 Harbor Drive, Stamford, Connecticut 06902(the “Placement Agent”), and The Bank of New York Mellon, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, 8W, New York, New York 10286 (the “Escrow Agent”).

WHEREAS, the Placement Agent has been retained by the Company to act as the Company’s exclusive placement agent to solicit offers for the purchase of (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) warrants to purchase shares of Common Stock (the “Warrants”). The Shares and the Warrants are collectively referred to herein as the “Securities”.

WHEREAS, the public offering and sale of the Securities (the “Offering”) are being made pursuant to a Registration Statement on Form S-1 (File No. 333-184493), which was initially filed by the Company with the Securities and Exchange Commission on October 18, 2012, and which contemplates the offer and sale of up to $15,000,000 of Securities by the Company.

WHEREAS, the purchase and sale of the Securities will be made pursuant to a form of subscription agreement (the “Subscription Agreement”) to be entered into by and between the Company and each of the persons who subscribe to purchase Securities in the Offering (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company and the Placement Agent propose to engage the Escrow Agent for the purpose of receiving, depositing and holding in a segregated non interest-bearing account all funds received by the Escrow Agent in connection with the sale of the Securities in the Offering until such time as the funds are to be released to the Company (or returned to the Subscribers) in accordance with the terms of this Agreement.

WHEREAS, subject to the terms and conditions of this Agreement, the Escrow Agent has agreed to act as escrow agent in connection with the Offering of the Securities.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Appointment of Escrow Agent. The Company hereby appoints The Bank of New York Mellon as Escrow Agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

Section 2. Establishment of Escrow Account. The Escrow Agent shall promptly cause to be opened a fully segregated non interest-bearing escrow account, which escrow account shall bear account number [To be assigned by the Escrow Agent] and be entitled the “Project Stem Escrow Account” (the “Escrow Account”). The purpose of the Escrow Account is for (a) the deposit of all subscription monies paid by wire transfer (or such other form of payment as agreed to by the Placement Agent in its sole discretion) from Subscribers pursuant to the Subscription Agreements, which are delivered to the Escrow Agent, (b) the holding of subscription monies which are collected by the Escrow Agent, and (c) the disbursement (or return) of subscription monies collected and held, all on the terms and subject to the conditions described herein.

Section 3. Deposits.

(a) Each Subscriber shall deliver to the Escrow Agent, using the instructions set forth on the signature page to the Subscription Agreement, all monies that such Subscriber has agreed to pay to the Company for the purchase of the Securities, which monies shall be in the form of a wire transfer of Federal Funds (unless another form of payment is agreed to by the Placement Agent in its sole discretion). In the event that any Subscriber has delivered any monies to purchase the Securities directly to the Placement Agent, the Placement Agent shall promptly deliver to the Escrow Agent all such monies. Wire transfer information for the Escrow Agent is as follows:

[To be provided by the Escrow Agent]

(b) Subscription monies shall be deemed received by the Escrow Agent on a particular business day to the extent received by 5:00 p.m. New York City Time on such day. Subscription monies received after 5:00 p.m. New York City time on a particular business day shall be deemed received on the following business day. As soon as practicable following receipt by the Escrow Agent of subscription monies from a Subscriber (determined in accordance with the foregoing two sentences), but in any event by 12:00 p.m. New York City time on the business day following receipt of such subscription monies, the Escrow Agent will notify the Placement Agent of such receipt, and the Placement Agent will determine whether or not the subscription is to be accepted or rejected in whole or in part. With respect to each subscription which is to be accepted, the Placement Agent will notify the Escrow Agent in writing (which may be in the form of an e-mail) of such acceptance. With respect to each subscription which is to be rejected (in whole or in part), the Placement Agent will notify the Escrow Agent in writing (which may be in the form of an e-mail) of such rejection, and upon receipt of such notification, the Escrow Agent will as promptly as practicable issue a check in the amount of the rejected Subscriber’s subscription (without deduction, penalty or expense to the Subscriber) directly to the rejected Subscriber based on instructions set forth in the written rejection notice.

(c) Promptly after the receipt of subscription monies as described in Section 3(a) and the acceptance of subscription monies as described in Section 3(b), the Escrow Agent shall deposit the same into the Escrow Account. Amounts so deposited into the Escrow Account are hereinafter referred to as “Proceeds”. Only those Escrow Amounts which have been deposited in the Escrow Account and which have cleared the banking system will constitute “Proceeds” for purposes of this Agreement.

(d) Promptly following each deposit into the Escrow Account, the Escrow Agent shall request of the Placement Agent, and the Placement Agent shall provide to the Escrow Agent, (i) the name and address of the Subscriber that made the deposit, (ii) a completed IRS Form W-9 (or Substitute Form W-9) or IRS Form W-8 (as applicable) for the Subscriber, including the tax identification number of the Subscriber that made the deposit, (iii) the amount of Securities subscribed for by such Subscriber, and (iv) the aggregate dollar amount of such subscription (collectively, the “Subscription Information”). The Subscription Information shall be provided to the Escrow Agent in writing (which may be in the form of an e-mail).

(e) Payments by Subscribers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received the Subscription Information required with respect to such payments.

Section 4. No Investment of Proceeds. The parties do not intend for the Proceeds to be invested during the term of this Agreement. The Proceeds shall be maintained in a non interest-bearing account maintained by the Escrow Agent, which account shall not be subject to investment risk.

Section 5. Disbursements from the Escrow Account.

(a) Upon receipt of a written notice from the Placement Agent, in substantially the form attached hereto as Exhibit A (any such notice, a “Disbursement Notice”), indicating that all conditions precedent to the Closing (as defined in the Subscription Agreement) of the Offering have been met and that the Proceeds may be released, the Escrow Agent shall promptly disburse the Proceeds with respect to the Closing in accordance with such instructions.

(b) In the event that, as of 5:00p.m., New York City time, on January 31, 2013, the Offering has not otherwise been terminated or the Escrow Agent has not received the Disbursement Notice from the Placement Agent, the Escrow Agent shall promptly (and in any event within 15 days) pay to each of the Subscribers an amount equal to the subscription monies previously delivered to the Escrow Agent by such Subscriber (without deduction, penalty or expense to the Subscriber), which payment shall be made by check issued directly to the Subscriber. Such payments shall be made to the Subscribers based upon the information included in written (which may be in the form of an e-mail) instructions provided by the Placement Agent to the Escrow Agent. The Escrow Agent shall notify the Placement Agent of the distribution of such monies to the Subscribers.

Section 6. Termination of Escrow. Upon the release of all of the Proceeds in accordance with Section 5, this Agreement shall terminate and the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement, except claims which are occasioned by its bad faith, gross negligence or willful misconduct.

Section 7. Compensation of Escrow Agent.

(a) At the time of execution of this Agreement, the Company shall pay the Escrow Agent an initial account establishment fee of $7,500. There shall be no recurring periodic fees incurred in connection with the establishment or operation of the Escrow Account.

(b) The Company shall reimburse the Escrow Agent upon request for all reasonable and documented expenses, disbursements, and advances actually incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including reasonable and documented fees of its legal counsel incurred in connection with reviewing or negotiating this Agreement.

(c) The Company hereby grants to the Escrow Agent a lien on any of the Proceeds that the Company is entitled to receive hereunder such that, in the event that any and all charges payable under Section 7 and Section 8 shall not be timely paid by the Company, the Escrow Agent shall have the right to pay itself from such Proceeds the full amount owed, provided that written (which may be in the form of an e-mail) notice of the Escrow Agent’s intent to proceed under this Section 7 be given at least five (5) business days in advance of such action. For the sake of clarity, a lien shall not be granted on any Proceeds that are subject to being returned to Subscribers, which Proceeds shall not be subject to any liens, offsets or deductions.

Section 8. Responsibilities of Escrow Agent; Notices.

(a) The Escrow Agent shall be under no duty to enforce payment of any subscription which is to be paid to and held by it.

(b) The Escrow Agent shall be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Placement Agent or to give any receipt therefor except to the Placement Agent.

(c) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in or contemplated by this Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the Company and the Placement Agent beyond the specific terms hereof.

(d) The Escrow Agent shall not be liable hereunder except for its own bad faith, gross negligence or willful misconduct in connection with its duties under the Agreement, and the Company and the Placement Agent agree to jointly and severally indemnify the Escrow Agent for and hold it harmless as to any loss, liability, or expense, including reasonable attorney’s fees and expenses (collectively, “Losses”), incurred without bad faith, gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent’s duties under this Agreement. Without limiting the foregoing, the Company and the Placement Agent agree to jointly and severally indemnify the Escrow Agent for any Losses incurred without bad faith, gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent’s reliance upon and compliance with instructions or directions given by facsimile or electronic transmission, it being understood that the failure of the Escrow Agent to verify or confirm that the person giving such instructions or directions by facsimile or electronic transmission is, in fact, an authorized person, does not constitute gross negligence or willful misconduct.

(e) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

At any time during the term of this Agreement the Escrow Agent may request in writing an instruction in writing from the Placement Agent, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. In the absence of bad faith, gross negligence or willful misconduct on the part of the Escrow Agent, the Escrow Agent shall not be liable for acting without the Placement Agent’s consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least two (2) business days after the Placement Agent receives the Escrow Agent’s request for instructions and its proposed course of action, and provided that, prior to so acting, the Escrow Agent has not received the written instructions requested.

(f) The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except where the reliance on such advice was the result of bad faith, gross negligence or willful misconduct.

(g) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(h) The Escrow Agent shall be deemed conclusively to have given and delivered any notice required to be given or delivered if it is in writing (which may be in the form of an e-mail), signed by any one of its authorized officers and mailed, by express, registered or certified mail addressed to:

The Placement Agent at:

CRT Capital Group LLC

262 Harbor Drive

Stamford, Connecticut 06902

Attn: John Calcagnini

Telephone: (310) 954-1525

Facsimile: (310) 954-0706

The Escrow Agent shall be deemed conclusively to have received any notice required to be given or delivered to the Escrow Agent if it is in writing, signed by any one of the authorized officers of the Placement Agent, mailed, by express, registered or certified mail addressed to:

The Escrow Agent at:

The Bank of New York Mellon

101 Barclay St, 8W

New York, New York 10286

Attn: Filippo Triolo

Telephone: (212) 815-3229

Facsimile: (212) 815-5877/75

(i) The provisions of Section 7, Section 8 and Section 11 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

Section 9. Resignation of Escrow Agent; Successor.

Notwithstanding anything to the contrary herein, the Escrow Agent may resign at any time by giving at least 15 days written notice thereof to the Placement Agent. The Placement Agent may remove the Escrow Agent at any time (with or without cause) by giving at least 15 days written notice thereof. Within 15 days after receiving such notice, the Placement Agent shall appoint a successor escrow agent at which time the Escrow Agent shall either distribute the funds held in the Escrow Account, less the fees owed to the Escrow Agent pursuant to this Agreement, as directed by the instructions of the Placement Agent or hold such funds, pending distribution, until such fees are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 15-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses, and reasonable attorneys’ fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.

Section 10. Dispute Resolution.

In the event of any dispute between or conflicting claims by or among the Placement Agent and/or any other person or entity with respect to any Proceeds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Proceeds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Placement Agent for the Escrow Agent’s failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent under the circumstances such failure would constitute gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be entitled to refuse to act until, at its sole discretion, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of the Escrow Agent’s acting. The Escrow Agent may in addition elect at its sole discretion to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

Section 11. Extraordinary Expense.

It is understood that fees and usual charges agreed upon for the Escrow Agent’s services shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement, or if there is any assignment of any interest in the subject matter of this Agreement by the Placement Agent or the Company or any modification of this Agreement, or if any controversy arises under this Escrow Agreement or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter of this Agreement, the Escrow Agent shall be reasonably compensated for those extraordinary services and reimbursed for all reasonable costs and expenses occasioned by such services, controversy or litigation and the Company hereby promises to pay such sums upon demand.

Section 12. Governing Law.

This agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the principles thereof respecting conflicts of laws. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original, and said counterparts together shall constitute one and the same instrument. Each of the parties hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction any party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

Section 13. Maintenance of Records.

The Escrow Agent shall maintain accurate records of all transactions made hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Placement Agent shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.

Section 14. Miscellaneous.

(a) Nothing in this Agreement is intended or shall confer upon anyone other than the parties any legal or equitable right, remedy or claim.

(b) The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.

(c) This Agreement is the final integration of the agreement of the parties with respect to the matters covered by it and supersedes any prior understanding or agreement, oral or written, with respect thereto.

(d) The rights and obligations of each party hereto may not be assigned or delegated to any other person without the written consent of the other parties hereto. Subject to the foregoing, the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “The Bank of New York Mellon” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent.

[Remainder of Page Intentionally Lefi Blank]

IN WITNESS WHEREOF, the undersigned have executed this Subscription Escrow Agreement as of the day and year first above written.

INTERNATIONAL STEM CELL CORPORATION as Company

By:	/S/ LINH NGUYEN

Name:	LINH NGUYEN

Title:	CFO

CRT CAPITAL GROUP LLC as Placement Agent

By:	/S/ JOHN CALCAGNINI
Name:	JOHN CALCAGNINI
Title:	MANAGING DIRECTOR

THE BANK OF NEW YORK MELLON as Escrow Agent

By:	/S/ THOMAS HACKER
Name:	THOMAS HACKER
Title:	VICE PRESIDENT

EXHIBIT A

Disbursement Notice

[Placement Agent Letterhead]

[DATE]

The Bank of New York Mellon

101 Barclay Street, 8W

New York, New York 10286

Facsimile: (            )              -

Attention:

Reference is hereby made to that certain Escrow Agreement, dated             , by and between The Bank of New York Mellon, a New York banking corporation (the “Escrow Agent”), and CRT Capital Group LLC, a Delaware limited liability company, (the “Placement Agent”). Capitalized terms used herein have the meanings given to them in the Escrow Agreement.

You are hereby notified that the Placement Agent has accepted Subscription Agreements for the Offering and that all conditions precedent to the closing of the Offering have been met. Accordingly, the Placement Agent hereby directs The Bank of New York Mellon, as Escrow Agent, to immediately distribute the Proceeds in the Escrow Account in the following manner:

[Insert Wire Instructions for the Company]

Sincerely,

CRT Capital Group LLC

By:
Name:
Title: